UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Farmington Road, Mocksville, North Carolina	27028
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (336) 940-3769

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2026, 22nd Century Group, Inc. (the “Company”) and certain investors (the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with respect to the offer and sale of up to $20 million of shares of Series B Convertible Preferred Stock, stated value $1,000 per share (the “Series B Preferred Stock”) and warrants (the “Warrants”) to purchase shares of common stock (“Common Stock”) pursuant to a registered direct offering (collectively, the “Offering”). Stockholder approval for the Offering was obtained at the February 20, 2026 Special Meeting of the Stockholders.

At the initial closing (the “Initial Close”), the Investors will purchase approximately $16.0 million of shares of Series B Preferred Stock and Warrants. The remaining $4.0 million of shares of Series B Preferred Stock and Warrants are expected to be purchased at a second closing (the “Second Close”). The Investors may request the Second Close at any time until the one year anniversary of the Initial Close. The Company may require the Second Close by individual investor once less than 50% of such Investor’s Series B Preferred Stock purchased at the Initial Close remains outstanding and certain equity conditions have been satisfied for at least 7 of the prior 10 trading days, including: (1) the Common Stock closes above 2.5 times the floor price and (2) the daily dollar trading volume of the Common Stock exceeds $500,000. The Company may exercise this right until the one year anniversary of the Initial Close.

The Series B Preferred Stock will be convertible into shares of Common Stock at a fixed conversion price of $3.57 and, alternatively, at a 15% discount to the lowest daily volume-weighted average price (“VWAP”) during the prior 20 trading days (the “Alternative Conversion Price”), subject in each case to a floor price equal to 20% of the Nasdaq minimum price on the date of the Securities Purchase Agreement. The fixed conversion price is subject to anti-dilution adjustment for future dilutive issuances, subject to the floor price. The Company has the ability to reset the fixed conversion price (lower), subject to board approval and the floor price.

The Warrants will be immediately exercisable at an exercise price of $3.57 per share of Common Stock (equal to the fixed conversion price) and expire on the date that is five (5) years after issuance. The Investors received 100% warrant coverage, calculated as the face value of their Series B Preferred Stock divided by the fixed conversion price. The Warrants contain Black-Scholes value protections for fundamental transactions. The Warrants also have anti-dilution protection (price-only) for future issuances at prices below the then-current exercise price; provided that such anti-dilution protection does not apply to conversions of the Series B Preferred Stock.

The Initial Close of the Offering is expected to close on March 24, 2026, subject to the satisfaction of customary closing conditions. For a description of the terms of the Series B Preferred Stock, see Item 5.03 below.

The Securities Purchase Agreement provides that, subject to certain exceptions, until 30 days after the Initial Close, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, except for approved issuances of restricted stock up to $500,000 and management equity grants. The Securities Purchase Agreement also provides that certain of the Investors in the Offering that fund at least $2,000,000 have a right of participation in future equity or equity-linked offerings by the Company in an amount equal to 50% of such subsequent financing for a period of 9 months after no shares of Series B Preferred Stock are outstanding.

The Securities Purchase Agreement provides that, subject to certain exceptions, until no shares of Series B Preferred Stock are outstanding, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement). The Company may, however, utilize an at-the-market (“ATM”) offering program to sell up to $250,000 in common shares per week, limited to 10% of the daily dollar trading volume for the Company’s common shares and subject to a floor price of $1.50 per share, without time-of-day limitations.

The Securities Purchase Agreement provides that the Company shall not issue any securities senior to or pari passu with the Series B Preferred Stock, including but not limited to any debt. Additionally, the Investors have agreed not to enter into any short sales of the Common Stock while they hold any shares of Series B Preferred Stock, with such restrictions applying to affiliates and related parties.

The Company expects to use the net proceeds from the Offering to repurchase at par the outstanding Series A Convertible Preferred Stock issued in August 2025 in the amount of $9.65 million, with the balance to be used for working capital and general corporate purposes.

The net proceeds to the Company from the Initial Close, after deducting the fees of Dawson James Securities, Inc. (the “Placement Agent”) and the Company’s estimated offering expenses, plus the repurchase of the outstanding Series A Convertible Preferred Stock, are expected to be approximately $5.7 million. The Company will pay the Placement Agent a cash fee of 3.0% of the first $9.65 million in gross proceeds from the Offering, and 6.0% of the remaining gross proceeds from the Offering, an additional 6.0% cash fee on any cash exercise of the Warrants and agreed to reimburse the Placement Agent for its expenses, including the reimbursement of legal fees up to an aggregate of $35,000. The Company has also agreed to issue placement agent warrants to purchase an aggregate of 187,659 shares of Common Stock (the “Placement Agent Warrants”) with substantially the same terms as the Warrants, except that the exercise price of the Placement Agent Warrants shall be 110% of the exercise price of the Warrants.

The shares of Series B Preferred Stock, Warrants and the shares of Common Stock underlying the shares of Series B Preferred Stock and Warrants are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-270473) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on March 31, 2023, the base prospectus included therein and the related prospectus supplement to be filed with the SEC.

The foregoing summaries of the terms of the Securities Purchase Agreement, the Warrants and the Placement Agent Warrants are subject to, and qualified in their entirety by, the forms of such documents attached hereto as Exhibits 10.1, 4.1, and 4.2, respectively, and incorporated herein by reference. Each of the Securities Purchase Agreement and the Warrants contains representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of those agreements and in the context of the specific relationship between the parties. The provisions of the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement or as stated therein and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to the documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

A copy of the opinion of Foley & Lardner LLP relating to the legality of the issuance and sale of securities is attached hereto as Exhibit 5.1.

Item 3.03 Material Modification to Rights of Security Holders.

The description of the terms of the Series B Preferred Stock under Item 1.01 and Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company will file a Certificate of Designation of Preferences, Rights and Limitations with the Secretary of State of the State of Nevada designating 20,000 shares out of the authorized but unissued shares of its preferred stock as Series B Convertible Preferred Stock with a stated value of $1,000 per share (the “Series B Certificate of Designation”). The following is a summary of the principal terms of the Series B Preferred Stock as set forth in the Series B Certificate of Designation:

Dividends

The holders of Series B Preferred Stock will be entitled to dividends when and as declared by the board of directors of the Company (the “Board”), from time to time, in its sole discretion, which dividends will be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms of the Certificate of Designations, in cash, in securities of the Corporation or using assets as determined by the Board on the stated value of such Preferred Stock.

Voting Rights

The shares of Series B Preferred Stock have no voting rights, except to the extent required by applicable law. As long as any shares of Series B Preferred Stock are outstanding, the Company may not, without the approval of a majority of the then outstanding shares of Series B Preferred Stock (a) alter or change the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend the Certificate of Incorporation or the bylaws of the Company in such a manner so as to materially adversely affect any rights given to the Series B Preferred Stock, (c) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined below) senior to, or otherwise pari passu with, the Series B Preferred Stock, (d) increase the number of authorized shares of Series B Preferred Stock, or (e) enter into any agreement to do any of the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the then holders of the Series B Preferred Stock are entitled to receive out of the assets available for distribution to stockholders of the Company an amount equal to either (i) 100% of the stated value or (ii) the amount the holder would receive if the Series B Preferred Stock had been converted into Common Stock; in each instance, prior to and in preference to the Common Stock or any other series of preferred stock.

Conversion

The Series B Preferred Stock is convertible into Common Stock at any time at a fixed conversion price of $3.57, subject to adjustment for certain anti-dilution provisions set forth in the Series B Certificate of Designation, subject to a floor price equal to 20% of the Nasdaq minimum price on the date of the Securities Purchase Agreement (the “Series B Conversion Price”). The fixed conversion price has anti-dilution price protection for future dilutive issuances. The Company has the ability to reset the fixed conversion price (lower), subject to board approval. The Series B Preferred Stock is also convertible at any time at the Alternative Conversion Price, which is a 15% discount to the lowest daily VWAP in the prior 20 trading days, subject to the floor price.

Conversion at the Option of the Holder

The Series B Preferred Stock is convertible at the then-effective Series B Conversion Price (or the Alternative Conversion Price, at the holder’s election) at the option of the holder at any time and from time to time.

Mandatory Conversion at the Option of the Company

If, at any time from and after issuance, (i) the closing price of the Common Stock equals or exceeds 200% of the then fixed conversion price for 10 consecutive trading days and (ii) the daily dollar trading volume for the Common Stock exceeds $500,000 per day during such period, the Company may require the holders to convert the Series B Preferred Stock into Common Stock at the Series B Conversion Price.

Beneficial Ownership Limitation

The Series B Preferred Stock cannot be converted to Common Stock if the holder and its affiliates would beneficially own more than 4.99% (or 9.99% at the election of the holder) of the outstanding Common Stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

The Securities Purchase Agreement also provides that certain of the Investors in the Offering that fund at least $2,000,000 have a right of participation in future equity or equity-linked offerings by the Company in an amount equal to 50% of such subsequent financing for a period of 9 months after no shares of Series B Preferred Stock are outstanding.

Redemption

At any time six (6) months after the issuance date, the Company may redeem all or a portion of the shares of Series B Preferred Stock outstanding by delivering notice at least 30 calendar days prior equal to 110% of the stated value per share of Series B Preferred Stock being redeemed. During the 30-day notice period, holders shall be permitted to convert their Series B Preferred Stock. Such redemption right may also be exercised in advance of a change in control of the Company.

Negative Covenants

As long as any Series B Preferred Stock is outstanding, unless the holders of more than 50% of the then outstanding shares of Series B Preferred Stock shall have otherwise given prior written consent, the Company cannot, subject to certain exceptions, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness (as defined in the Certificate of Designations) exceeding $100,000, with the exception of a working capital line of credit with a commercial bank or other similar financial institution up to $1,000,000.

Term

The Series B Preferred Stock is perpetual and has no stated maturity date.

Trading Market

There is no established trading market for any of the Series B Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series B Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series B Preferred Stock will be limited.

The Series B Certificate of Designation is attached as Exhibit 3.1 hereto. The summary above is not intended to be complete and is qualified in its entirety by reference to such exhibit which is incorporated herein by reference.

Item 9.01(d): Financial Statements and Exhibits.

Exhibit 1.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock
Exhibit 4.1	Form of Warrant.
Exhibit 4.2	Form of Placement Agent Warrant.
Exhibit 5.1	Opinion of Foley & Larnder LLP
Exhibit 10.1	Form of Securities Purchase Agreement
Exhibit 23.1	Consent of of Foley & Larnder LLP (included in Exhibit 5.1)
Exhibit 104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence Firestone
Date: March 20, 2026	Lawrence Firestone
Chief Executive Officer